EXHIBIT 10.13

RUSH ENTERPRISES, INC.
2007 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT
FOR EMPLOYEES

(Time Vesting - Graded)

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of March 14, 2008 by and between Rush Enterprises, Inc. (the “Company”) and                                                        (“Employee”).

1.             GRANT OF RESTRICTED SHARES.  Pursuant to the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (the “Plan”) Employee is hereby awarded                    shares (the “Restricted Shares”) of Common Stock.  All of the Restricted Shares shall be subject to the prohibition on the transfer of the Restricted Shares and the obligations to forfeit the Restricted Shares to the Company as set forth in Section 3 of this Agreement (“Forfeiture Restrictions”).

2.             EFFECT OF THE PLAN.  The Restricted Shares awarded to Employee are subject to all of the terms and conditions of the Plan, which terms and conditions are incorporated herein for all purposes, and of this Agreement together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan.  The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Employee, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Employee hereunder, and this Award shall be subject, without further action by the Company or Employee, to such amendment, modification, restatement or supplement unless provided otherwise therein.  Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

3.             RESTRICTIONS.  Employee hereby accepts the Award of the Restricted Shares and agrees with respect thereto as follows:

(a)           No Transfer.  Unless otherwise determined by the Committee and provided in this Agreement or the Plan, the Restricted Shares shall not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred except by will or the laws of decent and distribution.  The Forfeiture Restrictions shall be binding upon and enforceable against any permitted transferee of the Restricted Shares.  The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan, or (ii) to treat as owner of such Restricted Shares, or accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which such Restricted Shares shall have been so transferred in violation of any of the provisions of this Agreement or the Plan.

(b)           Mandatory Mediation and Arbitration Procedure. By execution of this Agreement and acceptance of this Award, which is a voluntary benefit provided to the Employee by the Company, the Employee waives the Employee’s right to a jury trial in state or federal court and agrees that disputes arising under this Agreement must first be submitted for non-binding mediation before a neutral third party.  Any such mediation shall be conducted and administered by the American Arbitration Association (“AAA”) pursuant to such procedures as the AAA may from time to time establish, such procedures being incorporated herein by reference.  If a dispute remains unresolved at the conclusion of the mediation process, either party may submit the dispute for resolution by final binding arbitration.  The arbitration will be conducted under the employment Dispute Resolution Rules of the AAA, as amended (“Rules”).  These Rules, incorporated by reference herein, include (but are not limited to) the procedures for the joint selection of an impartial arbitrator and for the hearing of evidence before the arbitrator.  The arbitrator shall have the authority to allow for appropriate discovery and exchange of information prior to a hearing, including (but not limited to) production of documents, information requests, depositions, and subpoenas. By execution of this Agreement, however, the Employee does not waive the Employee’s right to any normally available remedies the Employee may have in connection with any claim the Employee may bring against the Company, as an arbitrator can award any normal remedies the Employee could get in a court proceeding. By execution of this Agreement, the Employee represents that to the extent the Employee considered necessary, the Employee has sought, at the Employee’s own expense, counsel regarding the terms of this Agreement and the waiver contemplated in this paragraph (b) of Section 3.  If this arbitration provision is found inapplicable, then either party may file suit and each party agrees that any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for the Western District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas State court in Bexar County, Texas) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection a party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)           Forfeiture of Restricted Shares.  If Employee terminates service with the Company and its Subsidiaries prior to March 14, 2009 (the “Restriction Lapse Date”) for any reason other than Employee’s death, Disability or a decision to Retire, or if Employee (or Employee’s estate) shall initiate a legal proceeding against the Company other than pursuant to the terms of paragraph (b) of this Section 3, then Employee (or Employee’s estate, as applicable) shall, for no consideration, forfeit to the Company all Restricted Shares.  If after the Restriction Lapse Date Employee terminates service with the Company and its Subsidiaries for any reason other than Employee’s death, Disability or a decision to Retire, then Employee shall, for no consideration, forfeit to the Company all Restricted Shares with respect to which the Forfeiture Restrictions have not lapsed pursuant to paragraph (d) of this Section 3 as of the effective date of such termination of service.  Notwithstanding the forgoing, the Committee or its designee may, in the Committee’s or the designee’s sole and absolute discretion, as applicable, provide for the acceleration of the vesting of the Restricted Shares, eliminate or make less restrictive any restrictions contained in this Agreement, waive any restriction or other provision of the Plan or this Agreement or otherwise amend or modify this Agreement in any manner that is either (i) not adverse to Employee, or (ii) consented to by Employee.

(d)           Lapse of Forfeiture Restrictions.  If Employee provides continuous, eligible service to the Company and its Subsidiaries as determined by the Committee or its designee, in the Committee’s or the designee’s sole and absolute discretion, as applicable, the Forfeiture Restrictions will lapse with respect to one-third (33.33%) of the Restricted Shares on the Restriction Lapse Date; an additional one-third (33.33%) of the Restricted Shares on the first anniversary of the Restriction Lapse Date; an additional one-third (33.33%) on the second anniversary of the Restriction Lapse Date.  If the number of Restricted Shares with respect to which the Forfeiture Restrictions would lapse as of any particular anniversary of the Restriction Lapse Date results in the Forfeiture Restrictions lapsing with respect to a fractional Restricted Share, such installment will be rounded to the next whole Restricted Share, as determined by the Company, except the final installment, which will be for the balance of the Restricted Shares with respect to which the forfeiture restrictions have lapsed.

(e)           Death or Disability or Retirement.  If Employee shall die or be subject to Disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)) while employed by the Company and its Subsidiaries or choose to Retire (defined as termination by the Employee of the Employee’s employment relationship with the Company or any of its subsidiaries after 10 years of employment with the Company and attaining the age of 60), the Forfeiture Restrictions of the Restricted Shares granted hereunder (unless previously terminated pursuant to paragraph (c) of this Section 3) will lapse pursuant to the following: (i) in the case of death or Disability while employed by the Company and its Subsidiaries or after Employee chooses to Retire (so long as Employee does not become employed by a “competitor” of the Company), the Forfeiture Restrictions will lapse for all of the Restricted Shares; and (ii) in the case Employee chooses to Retire, for so long as Employee does not become employed by a “competitor” of the Company, the Forfeiture Restrictions shall continue to lapse pursuant to paragraph (d) of this Section 3.  A determination as to whether the Employee has become employed by a “competitor,” and the definition of “competitor,” shall be made by the Committee, in its sole discretion.  In the event Employee becomes employed by a “competitor,” then Employee’s continuous, eligible service to the Company will be deemed to terminate on the date Employee is employed by a “competitor” and the provisions of Paragraph (d) of this Section 3 shall apply to determine whether any Forfeiture Restrictions have lapsed.

(f)            Change in Control.  If a Change in Control occurs during the term of this Agreement, the Forfeiture Restrictions will lapse with respect to one hundred percent (100%) of the Restricted Shares.

(g)           Dividend and Voting Rights.  Subject to the Forfeiture Restrictions contained in this Agreement, Employee shall have the rights of a stockholder with respect to the Restricted Shares, including the right to vote all such Restricted Shares, whether or not the Forfeiture Restrictions have lapsed with respect to such Shares, and to receive all dividends, cash or stock, paid or delivered thereon, from and after the date hereof.  Any dividends, cash or stock, paid or delivered on any of the Restricted Shares shall be credited to an account for the benefit of Employee.  In the event of the forfeiture of any Restricted Shares pursuant to this Section 3, Employee shall have no further rights with respect to such Restricted Shares, and Employee shall forfeit any dividends, cash or stock, credited to the account for the benefit of Employee which are related to the forfeited Restricted Shares.  To the extent the Forfeiture Restrictions lapse with respect to any of the Restricted Shares pursuant to this Section 3, all dividends, cash and stock, if any, credited to the account for the benefit of Employee shall be used, to the extent necessary, to satisfy any applicable federal, state and local income and employment tax withholding obligations under Section 6 of this Agreement.  To the extent any dividends, cash or stock, are not used to satisfy any applicable federal, state and local income and employment tax withholding obligations under Section 6 of this Agreement, such dividends, cash or stock, will be distributed to Employee.  The forfeiture of the Restricted Shares pursuant to this Section 3 shall not invalidate any votes given by Employee with respect to such Restricted Shares prior to forfeiture.

(h)           Evidence of Ownership.  Evidence of the Award of the Restricted Shares pursuant to this Agreement may be accomplished in such manner as the Company or its authorized representatives shall deem appropriate including, without limitation, electronic registration, book-entry registration or issuance of a stock certificate or certificates in the name of Employee or in the name of such other party or parties as the Company and its authorized representatives shall deem appropriate.  In the event any stock certificate is issued in respect of the Restricted Shares, while such shares are still subject to the Forfeiture Restrictions such certificate shall bear an appropriate legend with respect to the Forfeiture Restrictions applicable to such Award.  The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Shares during the restriction period or require that the certificates evidencing Restricted Shares be placed in escrow or trust, along with a stock power endorsed in blank, until all Forfeiture Restrictions are removed or expire.  In the event the Award of the Restricted Shares is documented or recorded electronically, the Company and its authorized representatives shall ensure that Employee is prohibited from selling, assigning, pledging, exchanging, hypothecating or otherwise transferring the Restricted Shares while such shares are still subject to the Forfeiture Restrictions.

Upon the lapse of the Forfeiture Restrictions pursuant to this Section 3, the Company or, at the Company’s instruction, its authorized representative shall release those Restricted Shares with respect to which the Forfeiture Restrictions have lapsed.  The lapse of the Forfeiture Restrictions and the release of the Restricted Shares shall be evidenced in such a manner as the Company and its authorized representatives deem appropriate under the circumstances.

At the Company’s request, Employee shall execute and deliver, as necessary, a stock power, in blank, with respect to the Restricted Shares, and the Company may, as necessary, exercise such stock power in the event of the forfeiture of any Restricted Shares pursuant to this Agreement, or as may otherwise be required in order for the Company to withhold the Restricted Shares necessary to satisfy any applicable federal, state and local income and employment tax withholding obligations pursuant to Section 6 of this Agreement.

4.             COMMUNITY INTEREST OF SPOUSE.  The community interest, if any, of any spouse of Employee in any of the Restricted Shares shall be subject to all of the terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Employee’s interest in such Restricted Shares to be so forfeited and surrendered pursuant to this Agreement.

5.             BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

6.             TAX MATTERS.

(a)           The lapsing of the Forfeiture Restrictions with respect to the Restricted Shares pursuant to Section 3 of this Agreement shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”).  By execution of this Agreement, Employee shall be deemed to have authorized the Company, after taking into consideration any dividends, cash or stock, credited to an account for the benefit of Employee, as contemplated in paragraph (g) of Section 3, to withhold the Restricted Shares with respect to which the Forfeiture Restrictions have lapsed necessary to satisfy Employee’s Required Withholding, if any.  The amount of the Required Withholding and the number of Restricted Shares required to satisfy Employee’s Required Withholding, if any, as well as the amount reflected on tax reports filed by the Company, shall be based on the closing price of the Common Stock on the day the Forfeiture Restrictions lapse pursuant to Section 3 of this Agreement.  Notwithstanding the foregoing, the Company may require that Employee satisfy Employee’s Required Withholding, if any, by any other means the Company, in its sole discretion, considers reasonable.  The obligations of the Company under this Agreement shall be conditioned on such satisfaction of the Required Withholding.

(b)           Employee acknowledges that the tax consequences associated with the Award are complex and that the Company has urged Employee to review with Employee’s own tax advisors the federal, state, and local tax consequences of this Award.  Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Employee understands that Employee (and not the Company) shall be responsible for Employee’s own tax liability that may arise as a result of this Agreement.  Employee understands further that Section 83 of the Code, taxes as ordinary income the fair market value of the Restricted Shares with respect to which the Forfeiture Restrictions lapse pursuant to this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an authorized officer and Employee has executed this Agreement, all as of the date first above written.

RUSH ENTERPRISES, INC.

W.M. “Rusty” Rush,
Chief Executive Officer and President

EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THIS RESTRICTED STOCK AWARD SHALL REMAIN SUBJECT TO THE FORFEITURE RESTRICTIONS PROVIDED FOR IN THIS AGREEMENT AND THE FORFEITURE RESTRICTIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF EMPLOYEE’S SERVICE TO THE COMPANY OR AS OTHERWISE PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THE RESTRICTED STOCK AWARD).  EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON EMPLOYEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF EMPLOYEE’S SERVICE TO THE COMPANY.  Employee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Award subject to all of the terms and provisions hereof and thereof.  Employee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan.

DATED:                                                                                 SIGNED:
                                                                                                                        EMPLOYEE